Exhibit 99.1

Bank of Florida Corp. Responds to Federal Reserve Rate Cuts

Provides Additional Comments on Fourth Quarter Earnings

NAPLES, Fla.--(BUSINESS WIRE)--Bank of Florida Corporation (Nasdaq:BOFL), a $1.3 billion multi-bank holding company based in Naples, Florida, provided some insight Thursday as to the impact of the 125 basis point rate cuts by the Federal Reserve in January.

Chief Executive Officer Michael L. McMullan commented, “The drop in interest rates combined with the deposit pricing lag we are experiencing in our markets will continue to squeeze margin in 2008. We anticipated the majority of the 125 basis points in our projections for 2008, but also expected to begin seeing some relief in deposit pricing, which just isn’t happening. Many local banks continue to hold core deposits at very high interest rates despite the recent cuts by the Federal Reserve, creating an artificial floor from a cost of funds perspective.” Mr. McMullan went on to say, “We commented in our fourth quarter press release that our margin should normalize in the latter half of 2008. However, the overall stability in our margin will greatly depend on future movements by the Federal Reserve and to what extent local competitors reprice retail deposits.” Mr. McMullan also commented, “We just completed our Corporate Asset Liability Management meeting with our outside consultants and all indications are that we are well positioned to weather the current rate environment. However, as previously stated, each rate cut will have a short term impact on margin due to the lag in re-pricing the liability side of the balance sheet. Favorably, the Company’s recently executed interest rate swap is providing approximately 10 basis points in improvement to the Company’s margin.”

In addition, in response to several questions from investors concerning credit quality, management reiterated the details expressed in the Company’s January 24, 2008 press release, specifically related to the change in non-performing loans from third to fourth quarter. Management commented that credit quality remains a top priority for the Company, as it always has been. The Company is focused on addressing any loans outstanding that have been directly affected by the downturn in the Florida real estate market. Furthermore, only $200 million (or less than 20%) of the Company’s $1.1 billion loan portfolio are residential construction in nature. Craig Sherman, the Company’s Chief Lending Officer, commented that, “Our residential loans are generally to existing commercial customers who have a long-term history and/or multiple relationships with the Company and the Company’s loan portfolio does not include any Sub Prime loans.”

Mr. McMullan added that, “The Company has reviewed the original underwriting on each of the loans that became non-performing during the quarter, and have confirmed that they were underwritten in accordance with the Company’s stringent underwriting standards.” He also commented that, “Adverse changes to the majority of these loans are market driven and the Company’s loan review team identified issues related to these loans during their normal quarterly review.” John James, Chief Administrative Officer, commented, “There are challenging valuations in various markets, however, while some have been down others have remained relatively stable. The fact that we are receiving offers on the collateral securing some of our non-performing loans would indicate that value deterioration is nearing the bottom.”

Management has also been asked why the Company did not issue a mid-quarter press release or hold a conference call to address asset quality issues. Chief Financial Officer, Tracy L. Keegan stated, “The Company’s routinely scheduled regulatory exams started mid-quarter. Realizing that the exams might affect the amount of loan loss provision, we felt it was not appropriate to issue a release until the completion of the exam, which ended last week. It is significant to note that no additional loan loss provision was required beyond what the Company already had reserved. With respect to conference calls, we continue to evaluate the appropriateness and usefulness of such a disclosure mechanism.”

As to the increase in non-interest expense from the third quarter, Chief Financial Officer Keegan stated, “The majority of the increase was due to one time items associated with recruiting fees for new positions in Bank of Florida Trust Company, separation payments for positions eliminated from other areas within the Company, and various costs, such as legal expenses, associated with the loans classified as non-performing.” Ms. Keegan also indicated that except for the new positions added to the Trust Company subsidiary, the headcount for the rest of the Company should remain relatively flat year over year.

The Company has also received an inquiry as to the possibility of a stock buy back or the payment of cash dividends. Chief Financial Officer Keegan stated, “The maintenance of a strong capital position is extremely important to our stability and our ability to continue to grow through either organic loan originations or portfolio acquisitions. The use of capital to buy back our stock or pay cash dividends would seem to only serve those with short term interests. The Company’s Board of Directors believes that the best use of our capital is to support our growth opportunities and the long term interests of all of our investors.”

Finally, Chief Executive Officer McMullan commented, “The creation of an experienced special assets team within the Company has been critical in working through the identified credit issues and will play a key role in proactively addressing these and any others that may surface as we move in to 2008. In addition, this will allow our lending teams to focus externally and continue to grow our Company. In looking back at 2007, despite the challenging market conditions in Florida, the Company grew loans 22% with focused vigilance on credit quality and a concerted effort towards portfolio diversification, a theme we will carry, along with core deposit growth and managing expenses, throughout 2008.”

Bank of Florida Corporation

Bank of Florida Corporation (Nasdaq:BOFL) (Newspaper listing: “BcshFla”) is a $1.3 billion-asset multi-bank holding Company located in Naples, Florida. Bank of Florida Corporation is the parent company for Bank of Florida - Southwest in Collier and Lee Counties; Bank of Florida – Southeast in Broward, Miami-Dade and Palm Beach Counties; Bank of Florida – Tampa Bay in Hillsborough and Pinellas Counties; and Bank of Florida Trust Company, collectively referred to as the “Company”. Investor information may be found on the Company’s web site, http://www.bankofflorida.com, by clicking on the "Investor Relations" tab. To receive an email alert of all company press releases, SEC filings, and events, select the “Email Notification” section.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain statements in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which statements generally can be identified by the use of forward-looking terminology, such as “may,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “target,” “plan,” “project,” or “continue” or the negatives thereof or other variations thereon or similar terminology, and are made on the basis of management’s plans and current analyses of Bank of Florida Corporation, its business and the industry as a whole. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. The above factors, in some cases, have affected, and in the future could affect Bank of Florida Corporation financial performance and could cause actual results for fiscal 2007 and beyond to differ materially from those expressed or implied in such forward-looking statements. Bank of Florida Corporation does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

CONTACT:
Bank of Florida Corporation, Naples
Michael L. McMullan, President & CEO or Tracy L. Keegan,
Executive VP & CFO, 239-254-2147